UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

June 14, 2004

Date of Report (Date of earliest event reported)

WATER PIK TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

1-15297

25-1843384

(Commission File Number)	(IRS Employer Identification No.)

23 Corporate Plaza, Suite 246
Newport Beach, CA  92660

(Address of principal executive offices, including zip code)

(949) 719-3700

(Registrant’s telephone number, including area code)

Item 5.  Other Events.

On June 14, 2004, two executive officers of Water Pik Technologies, Inc. (the “Company”) entered into stock trading plans under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Rule 10b5-1 Plans”), with the Company.  The shares of Common Stock of the Company to be disposed of by the officers under the Rule 10b5-1 Plans were granted as restricted stock under the Stock Acquisition and Retention Program (“SARP”) under the Company’s Employee Stock Purchase Plan.  The Rule 10b5-1 Plans provide for automatically tendering shares from the executives to the Company to satisfy tax obligations as they become due upon removal of restrictions on SARP restricted stock.  The tender of shares to the Company to satisfy these obligations is permitted under the terms of the SARP.  No shares will be sold in the open market under the terms of these Rule 10b5-1 Plans.  The Company will administer the Rule 10b5-1 Plans.

The following executive officers adopted the above-referenced Rule 10b5-1 Plans:

Name of Company Executive Officer	Date of Rule 10b5-1 Plan

Richard P. Bisson	June 14, 2004
Richard D. Tipton	June 14, 2004

Item 7. Financial Statements and Exhibits.

(c)                                  Exhibits

The following exhibit is furnished in accordance with Item 601 of Regulation S-K:

10.1                           Form of Rule 10b5-1 Plan entered into by the Company and each of Richard P. Bisson and Richard D. Tipton.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATER PIK TECHNOLOGIES, INC.

Date:	June 15, 2004	By:	/s/ MICHAEL P. HOOPIS
Michael P. Hoopis,
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Form of Rule 10b5-1 Plan entered into by the Company and each of Richard P. Bisson and Richard D. Tipton.